Exhibit 99.1

BWAY Intermediate Company, Inc. Announces Preliminary Results

of Operations for the Three Months Ended March 31, 2013

ATLANTA, May 7, 2013—BWAY Intermediate Company, Inc. (“BWAY” or “the Company”), a wholly-owned subsidiary of BWAY Parent Company, Inc., today reported preliminary results of operations for the three months ended March 31, 2013. The Company expects net sales for the three months ended March 31, 2013 to be in the range of $353.3 million to $354.0 million and Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and certain other items noted in the GAAP reconciliation below) to be in the range of $50.6 million to $51.0 million. Ropak (as defined below) is included in the results of operations since it was acquired on January 18, 2013. Giving effect to the acquisition of Ropak and certain cost savings initiatives implemented during the period and described herein as if they had occurred on January 1, 2013 would have resulted in a further adjustment to our estimated Adjusted EBITDA of $1.8 million and $7.5 million, respectively.

Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information. Actual results remain subject to the completion of management’s and the audit committee’s final review, as well as the quarterly review by the Company’s registered independent public accountants. The Company and its independent registered public accountants do not assume any responsibility for the accuracy of the estimates, and they are not providing an opinion or other assurance with respect to these estimates. The estimates set forth above were prepared by the Company’s management and are based upon a number of assumptions. See “Cautionary Note Regarding Forward-Looking Statements.”

The following table reconciles the Company’s estimated net income to its estimate of Adjusted EBITDA for the three months ended March 31, 2013.

($ in millions)	Three Months Ended March 31, 2013	Pro Forma Three Months Ended March 31, 2013 (1)
Net income (2)	$0.8	$0.6
Provision of income taxes (2)	0.8	0.8
Interest expense	13.4	14.1
Depreciation and amortization expense	23.6	24.9

EBITDA	38.6	40.4
Adjustments:
Restructuring (3)	1.6	1.6
Business acquisition costs (4)	6.3	6.3
Management fee (5)	1.3	1.3
Foreign exchange (6)	(0.2)	(0.2)
Frozen defined benefit plan costs (7)	0.1	0.1
Non-cash charge related to increased inventory carrying value (8)	0.8	0.8
Other adjustment items (9)	2.3	2.3
Cost saving initiatives (10)	—	7.5

Adjusted EBITDA	$50.8	$60.1

(1)	Represents the estimate for the three months ended March 31, 2013 adjusted as if the Ropak Acquisition (as defined below) occurred on January 1, 2013. The increase of $1.8 million is based on actual Adjusted EBITDA at Ropak based on its books and records prior to the acquisition which have not been reviewed or audited by accountants.
(2)	In addition to being subject to the completion of management’s and the audit committee’s final review, as well as the quarterly review by its registered independent public accountants, net income and provision for income taxes are pending certain income tax accounting calculations. The completion of these calculations may have a material impact on net income and provision for income taxes, but are not expected to affect Adjusted EBITDA.

(3)	Represents severance and facility exit charges associated with facility closures.
(4)	Represents costs associated with the acquisition of certain subsidiaries from LINPAC Group Limited that comprised its Ropak Packaging division (“Ropak”) pursuant to a definitive stock purchase agreement dated November 30, 2012 (the “Ropak Acquisition”).
(5)	Represents 25% of an advisory fee paid to Platinum Equity Advisors, LLC for the year ending December 31, 2013 pursuant to a Corporate Advisory Services Agreement.
(6)	Amount represents a gain from foreign exchange, primarily related to unrealized gains on the translation of certain U.S. dollar denominated items of our Canadian subsidiaries.
(7)	Represents ongoing expenses associated with legacy benefits under three employer sponsored frozen defined benefit plans.
(8)	Represents the amortization of the fair value adjustment to inventories recorded in purchase accounting related to the Ropak Acquisition.
(9)	Represents other adjustments for non-recurring or unusual items, including $1.7 million associated with professional fees and expenses for projects initiated by our equity sponsor and $0.5 million of professional and other fees associated with changing our fiscal year end in February 2013 from September 30 to December 31.
(10)	Represents the estimated impact, on a quarterly basis, of cost-saving initiatives implemented following our acquisition by an affiliate of Platinum Equity, LLC and the Ropak Acquisition. Under the terms of our senior secured credit facilities, when calculating “Consolidated EBITDA,” we are permitted to add back certain cost savings, operating improvements and acquisition synergies in an amount up to 15% of “Consolidated EBITDA” for any four-quarter period. We estimate that that the cost savings initiatives announced and implemented during the three months ended March 31, 2013 will result in annualized savings consisting of scale-based savings on resin, metal and other products, savings on sales and marketing costs through the implementation of best practices and optimized customer portfolio management, SG&A savings from administrative consolidation, including the closure of Ropak’s headquarters in Fountain Valley, California, which has been announced and is expected to occur by December 31, 2013, and savings on manufacturing costs for our plastics and metal lines through operational optimization to increase productivity and reduce spoilage. See “Cautionary Note Regarding Forward-Looking Statements.”

Update on Ropak Acquisition

On January 18, 2013, the Company closed on the acquisition of Ropak, which is a producer of rigid, plastic shipping containers serving the consumer goods, food processing, construction, dairy, petroleum and other industries. Ropak’s Adjusted EBITDA for the fiscal year ended December 31, 2012 was $39 million.

Post-acquisition, the Company has embarked on an accelerated operational improvement program to implement previously identified synergies with Ropak and operational improvements identified at the Company. To date, multiple actions representing approximately $65 million in annualized earnings improvement have been identified and are being implemented across a variety of functional areas including sales and marketing, supply chain, manufacturing and SG&A. As described in footnote 10 above, as of March 31, 2013, initiatives expected to generate approximately $29.9 million or 46%, of such annualized earnings improvement have been announced or implemented with the majority of the remaining initiatives in advanced stages of implementation and expected to be complete by the end of 2013. In addition, we continue to identify additional cost saving opportunities that are in various stages of development, and we expect to implement these initiatives in 2014 and 2015.

About BWAY

The Company, through its primary operating subsidiary, BWAY Corporation, is a leading North American supplier of general line rigid containers. The Company operates 25 plants throughout the United States and Canada serving industry leading customers on a national basis. BWAY Corporation is a wholly-owned subsidiary of BWAY Holding Company, which is a wholly-owned subsidiary of the Company.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this document, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. Some important factors include the costs and difficulties related to the acquisition of Ropak and its integration with our businesses and our failure to realize synergies or cost savings from the Ropak Acquisition and acquisition and related operational initiatives Please refer to our filings with the United States Securities and Exchange Commission, for a discussion of other factors that may affect future performance or results.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

The Company provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP financial measures such as, but not limited to “EBITDA” and “Adjusted EBITDA,” provide investors with an alternative method for assessing the Company’s operating results in a manner that enables them to more thoroughly evaluate the Company’s performance. These non-GAAP financial measures provide a baseline for assessing the Company’s future earnings expectations. The Company’s management uses these non-GAAP financial measures for the same purpose. The non-GAAP financial measures included in this news release are provided to give investors access to the types of measures that the Company uses in analyzing its results.

The Company’s calculation of non-GAAP financial measures is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Additionally the pro forma financial information in this report are based on estimates and management’s expectations and may not be reflective of our operating results and financial condition. When presenting non-GAAP financial measures, we provide a reconciliation of such non-GAAP financial measures to GAAP financial measures.